CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2010
FIFTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Retirement Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2010.

2.
The Plan consists of two separate components: the EMD Component, which applies to eligible employees of Curtiss-Wright Electro-Mechanical Corporation as provided in the EMD appendix to the Plan (the “EMD Component”), and the CWC Component, which applies to other employees eligible to participate in the Plan (the “CWC Component”).

3.	Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the CWC Component for the following reasons:

a.
To reflect the terms of a new collective bargaining agreement covering employees of the Company’s MIC Vernon operations that increases their benefit formula with respect to credited service earned on or after January 1, 2013;

b.
To confirm that employees at the Company’s recently acquired Williams Controls, Inc. operations and facilities are not eligible to participate in the Plan while employed at such operations and facilities;

c.	To confirm that employees at the Company’s recently acquired Exlar Corporation operations and facilities are not eligible to participate in the Plan while employed at such operations and facilities;

d.	To provide that certain former employees of F.W. Gartner Thermal Spraying, Ltd. receive prior service credit for eligibility and vesting purposes;

e.	To make clarifying changes that correct a certain cross-reference;

f.	To provide for the cessation of pay-based credits to the cash balance portion of the CWC Component after December 31, 2013; and

g.	To provide for the cessation of accruals to the final average pay portion of the CWC Component after December 31, 2028.

4.
Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the EMD Component to provide that the accrual of benefits under the career accumulation method for participants other than collectively bargained employees will cease after December 31, 2028.

5.	Articles 12.01 and 12.02 of the CWC Component permit the Company to amend the CWC Component, by written resolution, at any time and from time to time.

6.
Article 11.02(b) of the CWC Component authorizes the Curtiss-Wright Corporation Administrative Committee (the “Administrative Committee”) to adopt certain CWC Component amendments on behalf of the Company.

7.
Section 18.A of the EMD Component permits the Company, acting by written resolution of its Board of Directors (the “Board”) or a duly authorized delegate of the Board, to amend the EMD Component at any time and from time to time.

8.	Section 12.B.2 of the EMD Component authorizes the Administrative Committee to adopt certain EMD Component amendments on behalf of the Company.

Amendment:
For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects:
CWC Component
The CWC Component is amended as follows:

1.	Effective January 1, 2014, Article 1.06 (“’Average Compensation’”) is amended by adding a new paragraph at the end thereof, to read as follows:
Notwithstanding the foregoing provisions of this Article 1.06, for purposes of Article 6.01(b) a Participant’s Average Compensation shall not include any amount paid on or after January 1, 2029.

2.	Effective January 1, 2014, Article 1.13 (“‘Covered Compensation’”) is amended by adding a new sentence at the end thereof, to read as follows:
The Covered Compensation of a Participant for any Plan Year beginning after December 31, 2028 shall be determined in accordance with the tables published in the Revenue Ruling issued by the Internal Revenue Service that provides such tables for the 2028 Plan Year.

3.	Effective January 1, 2014, Article 2.01(a) (“Eligibility for Participation”) is amended by adding a new paragraph at the end thereof, to read as follows:
Notwithstanding any provision hereof to the contrary, no Employee shall become eligible to accrue benefits under Article 4 of the Plan on or after January 1, 2014.

4.	Effective January 1, 2014, Article 4.02 (“Pay Based Credits”) is amended and restated in its entirety to read as follows:
4.02    Pay Based Credits
For each Plan Year beginning on or before January 1, 2013 during which an Escalating Annuity Benefit is in effect, there shall be credited to the Cash Balance Account of each Participant three percent (3%) of the Participant’s Compensation earned during that Plan Year, such amount being credited as of the first day of the Plan Year. In no event shall any amount be credited to the Cash Balance Account of a Participant for any Plan Year beginning on or after January 1, 2014.

5.	Effective January 1, 2014, Article 6.01(b) (“Service After August 31, 1994”) is amended and restated in its entirety to read as follows:
(b)    Service After August 31, 1994.
The Normal Retirement Benefit attributable to Service after August 31, 1994 shall be equal to one and one-half percent (1½%) of Average Compensation in excess of Covered Compensation multiplied by the Participant’s total number of Years of Credited Service after August 31, 1994, and on or before December 31, 2028, up to a maximum of 35 years, plus one percent (1%) of Average Compensation up to Covered Compensation multiplied by the Participant’s total number of Years of Credited Service after August 31, 1994, and on or before December 31, 2028, up to a maximum of 35 years. In no event shall any Years of Credited Service be credited for purposes of this paragraph (b) for any period of employment on or after January 1, 2029.

6.	Effective January 1, 2013, Article 9.02(a)(vii) (“Metal Improvement Company, LLC - Vernon Division”) of the CWC Component is amended by adding new paragraph (H) at the end thereof to read as follows:

(H)
With benefits commencing on and after January 1, 2013, $19.00 multiplied by his years of credited service on and after January 1, 2013, for any pension payments due for months commencing on and after January 1, 2013.

7.	Effective January 1, 2013, Schedule B of the CWC Component is amended by revising the title thereof to read as follows:
SCHEDULE B: RETIREMENT PLAN RATES IN FORCE FOR PURPOSES OF ARTICLE 6.11(B)(II)(D)

8.	Effective January 1, 2013, Schedule J of the CWC Component is amended by adding new paragraphs 50, 51, and 52 at the end thereof to read, respectively, as follows:
50.    Williams Controls, Inc.
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities that were acquired by Curtiss-Wright Corporation in its acquisition of Williams Controls, Inc. on December 14, 2012, shall not be eligible to participate in and accrue any benefits under the Plan while employed at such operations and facilities.
51.    Exlar Corporation
Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities that were acquired by Curtiss-Wright Corporation in its acquisition of Exlar Corporation on January 2, 2013, shall not be eligible to participate in and accrue any benefits under the Plan while employed at such operations or facilities.
52.    F.W. Gartner Thermal Spraying, Ltd.

(a)
Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on January 3, 2013, whose immediate prior service was with F.W. Gartner Thermal Spraying, Ltd. or an affiliate thereof (“Gartner”) and who was employed by such entity at such date:

(i)
Such an Employee shall be eligible to participate in the Plan following the date he or she completes his or her Year of Eligibility Service, which Year of Eligibility Service shall include such prior service, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01, provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)
For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Gartner immediately prior to its acquisition by Curtiss‑Wright Corporation.

(b)
Notwithstanding any provision in this Plan to the contrary, an Employee at the Gartner operations and facilities acquired by the Company, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01, but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

EMD Component

The EMD Component is amended as follows:
Effective January 1, 2014, Section 1.13 (“Credited Service”) is amended by adding new category F, to read as follows:

F.
For purposes of Section 4.A.1.(c), an Employee described in Section 1.18(i) shall not be credited with Credited Service for periods of service or hours worked, whichever is applicable, subsequent to December 31, 2028.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this ____ day of __________________, 2013.

Curtiss-Wright Corporation
Administrative Committee

By:

Date: